Exhibit 99.1
OSG
Overseas Shipholding Group, Inc.                                     Press Release

For Immediate Release

OVERSEAS SHIPHOLDING GROUP DELIVERS FIRST FSO
TO AL SHAHEEN OIL FIELD OFFSHORE QATAR

NEW YORK, NY – January 6, 2010 – Overseas Shipholding Group, Inc. (NYSE: OSG), a market leader providing global energy transportation services, announced today that on January 4, 2010 the FSO Asia, a 432,023 dwt Floating Storage and Offloading (FSO) service vessel, was successfully hooked-up at the Al Shaheen oil field offshore Qatar and commenced operations for Maersk Oil Qatar AS (MOQ).  The vessel is jointly owned by OSG and Euronav N.V. (Euronext Brussels: EURN).

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About OSG
Overseas Shipholding Group, Inc. (NYSE: OSG), a Dow Jones Transportation Index company, is one of the largest publicly traded tanker companies in the world.  As a market leader in global energy transportation services for crude oil, petroleum products and gas in the U.S. and International Flag markets, OSG is committed to setting high standards of excellence for its quality, safety and environmental programs.  OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in New York City, NY.  More information is available at www.osg.com.

Contact Information
For more information contact:  Jennifer L. Schlueter, Vice President Corporate Communications and Investor Relations, OSG Ship Management, Inc. at +1 212.578.1699.